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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60865) pertaining to the Hawk Corporation 1997 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-68583) pertaining to the Friction Products Co. Profit Sharing Plan; S.K. Wellman Retirement Savings and Profit Sharing Plan; Helsel, Inc. Employees Retirement Plan; Helsel, Inc. Employee Savings and Investment Plan; Sinterloy Corporation 401(k) Plan; Hutchinson Products Corporation Employees 401(k) Plan; and Hawk Corporation 401(k) Savings and Retirement Plan of our report dated February 14, 2000, included in this Annual Report (Form 10-K) with respect to the consolidated financial statements of Hawk Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                 /s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 28, 2000



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